CASH MANAGEMENT AGREEMENT


         CASH MANAGEMENT AGREEMENT, dated as of March 14, 1997 between GR-PROPERTIES III LIMITED PARTNERSHIP, FOXWOODBURG, L.P., GROVE-WESTFIELD ASSOCIATES LIMITED PARTNERSHIP, GROVE-WEST SPRINGFIELD ASSOCIATES LIMITED PARTNERSHIP and GR-WESTWYND ASSOCIATES LIMITED PARTNERSHIP having its principal office at c/o Property Trust, 598 Asylum Avenue, Hartford, Connecticut 06105 (hereinafter collectively referred to as "Borrowers") and CITICORP REAL ESTATE, INC., a Delaware corporation, having its principal place of business at 599 Lexington Avenue, New York, New York (together with its successors and/or assigns, the "Lender".

                              W I T N E S S E T H:

                  WHEREAS, each of the Borrowers is the owner of one or more real properties as shown on Exhibit A hereto (collectively, the "Properties"); and

                  WHEREAS, Lender is about to make a loan in the amount of $15,084,000.00 to Borrowers evidenced by a note in the amount of $15,084,000.00 made by Borrowers to Lender (the "Note") and secured by, among other things, one or more mortgages from each Borrower to Lender (collectively, the "Mortgage") encumbering the Properties owned by such Borrower (the "Loan"); and

                  WHEREAS, Borrowers and Lender desire to establish, pursuant to the terms of this Cash Management Agreement, bank accounts for the deposit (in accordance with the terms hereof) of all revenues arising from the Properties to facilitate Borrower's payment of debt service and other payments payable by Borrowers to Lender pursuant to the Note, Mortgage and any other document executed in connection with the Loan (collectively, the "Loan Documents").

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:


     0. From and after the date hereof, Borrowers shall deposit or cause to be deposited into the deposit accounts described in Exhibit B hereto (collectively, the "Cash Management Account") within one (1) business day after Borrower's receipt thereof (whether through an agent or otherwise) all rents, rent, additional rents and all other revenue received in connection with the ownership and operation of the Properties (collectively, the "Rents"). The Cash Management Account must be established in such manner as to permit Lender to make daily withdrawals therefrom.

     1. Notwithstanding anything contained herein or in the Loan Documents to the contrary, in the event that, at any time during the term of the Loan, (i) the debt service coverage ratio for the Properties falls below 1.5 to 1.0 based upon an assumed constant annual interest rate of 9.66% for the most recent "Measuring Period" (as defined below) during the term of the Loan,



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or (ii) a default on the part of Grove  Property  Trust  shall  occur  under any interest rate swap agreements pledged to Lender to secure the Loan (each, a "Sweep Event"), Lender shall, without notice to Borrower, be permitted to withdraw, and Borrower hereby authorizes Lender to make such withdrawals, amounts on deposit in the Cash Management Account equal to the amounts that Borrower will be obligated to pay Lender pursuant to the Loan Documents on the next occurring Payment Date (as defined in the Note) in respect of debt service due under the Note and all escrows and reserves required under the Mortgage (the "Debt Service Amounts"). For the purpose of this Cash Management Agreement, the term "Measuring Period" shall mean (i) each consecutive 12-month period measured on a rolling basis for which the Borrowers are required to deliver quarterly financial statements under the terms of the Loan Documents or (ii) with respect to the quarterly periods ending June 30, 1997, September 30, 1997 and December 31, 1997, the preceding 3-month, 6-month, and 9-month periods, respectively.

     2. All Debt Service Amounts drawn by Lender from the Cash Management Account shall be deposited into the Other Impositions Account (as defined in the Mortgage). To the extent available, the Debt Service Amounts on deposit in the Other Imposition Account shall, on the first day of each calendar month after the Sweep Event be applied by Lender to the debt service payments due under the Loan Documents (including, but not limited to and to the extent provided for in the Loan Document, amounts due for principal, interest, late fees, default interest, tax, insurance, repair and similar reserves) (collectively, the "Monthly Payment"). It shall constitute an event of default hereunder, under the Note and under the Mortgage if there are not Debt Service Amounts on deposit in the Other Impositions Account on the first day of each month during the continuance of a Sweep Event sufficient to pay the Monthly Payment and Borrower has not delivered an amount equal to the deficiency thereof to Lender on or prior to such date.

     3. In the event that, after the occurrence of a Sweep Event, either (i) the debt service coverage ratio equals or exceeds 1.5 to 1.0 based upon an assumed annual interest rate of 9.66% for the most recent Measuring Period, or (ii) the applicable default under the Interest Rate Agreement has been cured, and (iii) no default shall have occurred or be continuing beyond the expiration of any applicable grace period under the Note, the Mortgage or any other Loan Document, Lender shall not make any further withdrawals from the Cash Management Account unless and until a subsequent Sweep Event shall thereafter occur.

     4. All funds in the Other Imposition Account shall be treated as "Funds" as provided in the second paragraph of Section 3 of the Mortgage. Notwithstanding anything to the contrary contained in any of the Loan Documents, (x) so long as a Sweep Event is continuing and Lender has the right to withdraw funds from the Cash Management Account pursuant to this Agreement, Borrowers shall have no obligation to make any payments under the Loan Documents for the Monthly Payment (and no late charge or default rate interest shall accrue, and no default shall result, from Borrowers' failure to make any such payment) if and to the extent that, as of 2 p.m. on the date immediately preceding the date on which any such payment is due, there is an aggregate amount on deposit in the Cash Management Account equal to or greater than the amount of such Monthly Payment. Borrowers shall have the right to change the destination of the Cash Management Accounts from time to time upon not less than 60-days prior written notice to Lender to new accounts where all Rents will be deposited, subject to the terms of this Cash Management


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    Agreement  provided the  financial  institution  which shall  maintain  such accounts shall be reasonably satisfactory to Lender.

     5. This Agreement is to become effective as of the date hereof, and the Cash Management Account shall be in a position to process remittances on that date. This Agreement shall terminate and be of no further force and effect upon the payment in full of all sums due and owing to Lender under the Loan Documents and the satisfaction of all obligations of Borrower thereunder.

     6. Lender shall not incur any liability or responsibility of any nature for any act or omission on its part provided the same is in good faith and without gross negligence and in accordance with this Agreement, and Borrower hereby fully indemnifies Lender against any claims, and any expenses incident thereto, which may be asserted against the Lender arising out of or with respect to, any such act or omission provided the same is in good faith and without negligence.

     7. All instructions, notices, statements and other communications provided for herein shall be given or made in writing and shall be deemed delivered (i) if delivered by hand delivery or by nationally-recognized overnight courier service, when received, or (ii) if sent by certified mail, postage prepaid, return receipt requested, on the date set forth on the return receipt, in each case to the intended recipient as follows:

                  To Borrower:              c/o Grove Real Estate Asset Trust
                                            598 Asylum Avenue
                           Hartford, Connecticut 06105
                        Attention: Mr. Joseph R. LaBrosse

                  To Lender:                         Citicorp Real Estate, Inc.
                              599 Lexington Avenue
                            New York, New York 10043
                        Attention: CitiMae Conduit (MC-2)

or, as to any party, at such other address as shall be designated by such party in a notice to each other party.

     8. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut. Each of the parties hereto submits to personal jurisdiction in the State of Connecticut and the federal courts of the United States of America located in said state (and any Appellate Courts taking appeals therefrom) for the enforcement of such party's rights and obligations hereunder, and waives (a) any and all personal rights under the law of any state to object to jurisdiction within the State of Connecticut for the purpose of any action, suit, proceeding or litigation (collectively, an "Action") to enforce such obligations of such party and (b) all personal rights to bring any action in any state other than Connecticut to enforce the rights of such party hereunder. Each party hereby waives and agrees not to assert, as a defense in any Action brought in the courts of or within the State of Connecticut and arising out of or relating


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to this Agreement, (x) that it is not subject to the jurisdiction of such courts or that such Action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that it is exempt or immune from execution, (y) that the action is brought in an inconvenient forum or (z) that the venue of the Action is improper.

         9. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS AGREEMENT, THE NOTE, THE MORTGAGE, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

     10. A default by any of the Borrowers hereunder shall constitute default under the Note and Mortgage.

     11. This Agreement may not be terminated, amended or modified except by a written instrument signed by all of the parties hereto. None of the parties hereto may assign or transfer their respective rights or obligations under this Agreement without the prior written consent of the non-assisting parties.

     12. This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original, whether delivered via facsimile or otherwise. All executed counterparts taken together shall constitute one Agreement.

     13. This Agreement shall bind and inure to the benefit of the parties and their respective heirs, executives successors and assigns. Lender and any successor to Lender's interest in the Loan may assign all or any part of its rights or remedies under this Agreement to any party or parties (without limitation) who acquires an interest in the Loan; provided, however, the indemnification granted to Lender and each successive assignee shall continue to exist for the benefit of such party notwithstanding any such assignment of this Agreement by such party. Borrower may not assign any of its rights or obligations under this Agreement.


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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                   BORROWERS:


                         GR-PROPERTIES III LIMITED
                         PARTNERSHIP

                         By:      Grove Investment Group, Inc.,

     Its General Partner



                                  By:   /s/ JOSEPH LABROSSE
                                        Joseph R. LaBrosse
                                        Its Treasurer


                         FOXWOODBURG, L.P.

                         By:      FWB, Inc.,

     Its General Partner


                 By: /s/ JOSEPH LABROSSE
                      Joseph R. LaBrosse
                      Its Treasurer


                                  GROVE-WESTFIELD ASSOCIATES
                                  LIMITED PARTNERSHIP

                                  By:      Grove Investment Group, Inc.,

                                       Its General Partner


                                           By:   /s/ JOSEPH LABROSSE
                               Joseph R. LaBrosse
                                  Its Treasurer




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     GROVE-WEST SPRINGFIELD ASSOCIATES
                                LIMITED PARTNERSHIP

                                By:      Grove Investment Group, Inc.,

            Its General Partner


                                         By: /s/ JOSEPH LABROSSE
                               Joseph R. LaBrosse
                                              Its Treasurer


                                GR-WESTWYND ASSOCIATES
                                LIMITED PARTNERSHIP

                                By:      Grove Caya Corporation,

                                     Its General Partner


                                         By:   /s/ JOSEPH LABROSSE
                               Joseph R. LaBrosse
                                              Its Treasurer


                                LENDER:

                                CITICORP REAL ESTATE, INC.,
                                a Delaware corporation


                                By: /s/ HOWARD KAPLOW

                                Name:                Howard Kaplow





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